DAVIS, GRAHAM & STUBBS, L.L.C.
                      A Limited Liability Company
                           Attorneys at Law
                              Suite 4700
                        370 Seventeenth Street
                        Denver, Colorado  80202

                            Mailing Address
                          Post Office Box 185
                     Denver, Colorado  80201-0185
                         303-892-9400 (phone)
                          303-893-1379 (fax)







                           November 27, 1995




The One Hundred Fund, Inc.
210 University Blvd. #900
Denver, Colorado 80206

          Re:  Public Offering of Capital Stock

Ladies and Gentlemen:

          We have acted as counsel for The One Hundred Fund, Inc. (the "Fund") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement (File No. 2-25384) under the Securities Act of 1933 on Form N-1A, and amendments thereto, with respect to the offer and sale of shares of Capital Stock ($0.01 par value) of the Fund (the "Capital Stock"), including the shares registered pursuant to Post-Effective Amendment No. 54, registering an additional 22,909,431 shares of Capital Stock pursuant to such Registration Statement, as amended.

          We have examined the Fund's Articles of Incorporation and Bylaws, as amended, the proceedings of its Board of Directors relating to the authorization, issuance and proposed sale of the Capital Stock and such other records and documents as we have deemed relevant.
Based upon such examination, it is our opinion that upon the issuance and sale of the 22,909,431 shares of Capital Stock of the Fund in the manner contemplated by the aforesaid Registration Statement, as amended, such shares will be validly issued, fully paid and nonassessable outstanding shares of Capital Stock of the Fund.

          We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement, as amended.

                                  Sincerely,



                                  DAVIS, GRAHAM & STUBBS, L.L.C.